Exhibit 99.1

FY09 EPS Reconciliation for Regulation G Purposes

	Q1	Q2	Q3	Q4	Fiscal Year Total

Diluted EPS from continuing operations	$ 0.23	$ 0.38	$ 0.43
Items impacting comparability:				**	**
Expense (benefit) related to mark-to-market impact of derivatives	0.04*	0.06*	(0.05)*
Gain on sale of Pemmican brand	(0.02)*
Expense related to restructuring charges, continuing operations	0.02*
Expense related to peanut butter legal matters			0.03*
Benefit of lower than normal tax rate		(0.01)*	(0.01)*

Diluted EPS excluding items impacting comparability	$ 0.27	$ 0.43	$ 0.40	Slightly above $ 0.40	Slightly above $ 1.50

* Items affecting comparability are each rounded to the nearest penny.

 * * The timing and amount of items impacting comparability cannot be determined at this time.